SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                December 10, 2002


                           Community Bancshares, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



      000-16461                                            63-0868361
(Commission File No.)                          (IRS Employer Identification No.)


                                68149 Main Street
                           Blountsville, Alabama 35631
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (205) 429-1001
               (Registrant's telephone number including area code)

Item 5.  Other Events.


Consent Agreement Disclosure

On December 10, 2002, the Board of Directors of Community Bank (the "Bank"), the bank subsidiary of Community Bancshares, Inc. ("the Company"), entered into an agreement with the Alabama State Banking Department (the "Department"). The agreement provides that the Board of Directors will take certain actions regarding (i) an investigation into payments made in connection with several construction projects of the Bank, (ii) approval and management of payments and loans involving directors, officers and employees and (iii) expense controls and review of financial statements.

With respect to the investigation of construction payments, the Audit Committee, with the assistance of independent accountants and counsel, will determine whether any directors, officers or employees improperly benefited from payments made by the Bank for construction projects. If improper benefits were received, the Audit Committee will determine the amount of such benefits, fix an appropriate rate of interest due to the Bank on the principal amount of any benefit, require restitution of the amount of the benefit, plus accrued interest and investigate any apparent negligence on the part of Bank employees with regard to improper payments. Subject to certain extension provisions, the Bank will report the Audit Committee's findings to the Department for its review and concurrence in January, 2003.

The Board has agreed, among other things, to require Board approval of all extensions of credit to insiders, as defined in Regulation O of the Board of Governors of the Federal Reserve System. The Board has also agreed to implement certain procedures for managing existing loans to insiders, including limitations on renewals, methods of collection of certain loans to insiders and obtaining current appraisals on collateral securing such loans. In addition, the Board has agreed to limit future extensions of credit and any payments other than ordinary compensation to any director, officer or employee who, after investigation, is deemed to owe restitution to the Bank or whose loans have been made subject to limitations discused above, to consult with the Department regarding settlement of litigation and to obtain prior approval for sales or transfers of Banks assets benefiting any director, officer or employee deemed to owe restitution.

As a part of an effort to control the Bank's expenses, the Board will direct the Audit Committee to review for adequacy and appropriateness bills paid by the Bank for professional services from 1998 to the present, to recover fees improperly paid, if any, for the benefit of third parties and to establish additional procedures for the payment of future bills. The Audit Committee will require quarterly and annual reports from its auditors regarding the adequacy of the Bank's loan loss reserve.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                       COMMUNITY BANCSHARES INC.

                                      By: /s/ Kerri Newton
                                         ---------------------------------------
                                         Kerri Newton
                                         Chief Financial Officer

Date:  December 16, 2002
    ----------------------------